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                                                                    EXHIBIT 10.1

                        Childtime Learning Centers, Inc.
                       38345 West Ten Mile Road, Suite 100
                        Farmington Hills, Michigan 48335

                                  July 19, 2002


JP Acquisition Fund II, L.P.
JP Acquisition Fund III, L.P.
c/o Jacobson Partners
595 Madison Avenue, Suite 100
New York, New York 10022-1907

         RE:  GRANT OF OPTIONS

Gentlemen:

         In consideration of the agreement of each of you and certain of your co-investors to arrange for standby purchasers in connection with the $14 million rights offering (the "Rights Offering") contemplated by Childtime Learning Centers, Inc. (the "Company"), as described on the attached Exhibit A, pursuant to the terms of that certain Standby Stock Purchase Agreement described on the attached Exhibit A to be entered into with the Company (the "Standby Commitment"), the Company agrees as follows:

         1. Subject to the approval of the Company's shareholders and paragraph 3 below, the Company hereby grants to you and your designated co-investors (collectively, the "Optionees") options (the "Options") to acquire, in the aggregate, 400,000 shares of the Company's common stock, no par value (the "Common Stock"), at an exercise price of $5.00 per share. The Options may be exercised, in whole or in part, at any time, and from time to time, after the later of (a) the date the Options have been approved by the Company's shareholders and (b) the consummation of the Rights Offering, until July 19, 2006.

         2. The registration rights granted pursuant to the Consulting Agreement to shares of Common Stock acquired by Jacobson Partners (and its affiliates or designees) will cover any such shares (a) issuable upon exercise of the Options, and (b) purchased by the Optionees pursuant to, or as a standby purchaser in connection with, the Rights Offering.

         3. Notwithstanding anything to the contrary in this letter, in the event the Rights Offering does not take place or is not consummated in accordance with its terms (which terms will be not less favorable to the Company as those set forth on the attached Exhibit A) by July 19, 2003, the Options granted under paragraph 1 above will not become effective, but will be forfeited, and the Company will have no obligation hereunder.

         4. In the event the Company is required to pay federal withholding taxes upon the exercise of any Option granted hereunder, the Company may, in the sole discretion of the


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Compensation Committee of the Company's Board of Directors, (a) require the exercising Optionee, as a condition to the issuance of the shares subject to the exercised option, to submit to the Company the amount of the applicable withholding tax or (b) retain a portion of the shares to be issued upon such exercise having a market value, as of the exercise date, approximating the amount of the applicable withholding tax.

         If the foregoing is acceptable, please so indicate by signing below.

                                         Very truly yours,

                                         CHILDTIME LEARNING CENTERS, INC.



                                         By:  /s/ Leonard C. Tylka
                                            ------------------------------------
                                              Leonard C. Tylka, Interim Chief
                                              Financial Officer

Agreed to and Accepted by:

JP Acquisition Fund II, L.P.                  JP Acquisition Fund III, L.P.
By: JPAF, Limited Partnership,                By: JPAF III, LLC,
    its general partner                           its general partner
    By: Jacobson Partners,                        By: Jacobson Partners,
        its general partner                           its sole member


                By: /s/ Benjamin R. Jacobson       By: /s/ Benjamin R. Jacobson
                   --------------------------          -------------------------


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Memorandum

           TO:    Len Tylka
           FROM:  Ben Jacobson
           DATE:  7/19/2002
           RE:    Rights Offering Term Sheet

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The following represents the terms under which we prepare to underwrite a Rights
Offering:

           Transaction:             $14 million rights offering (75% in the form
                                    of equity and 25% in the form of
                                    subordinated debt) commenced shortly after completion of the Tutor Time deal, but in any event completed no later than July 19, 2003.

Structure:                          Pro-rata offering to all Childtime
                                    shareholders.

           JP Back Stop:            JP Acquisition Fund II, L.P., JP Acquisition
                                    Fund III, L.P., and other investors
                                    (collectively "JP Funds") will underwrite
                                    100% of the offering.

           Price:                   $3.50 per share.

           JP Options:              JP Funds will be granted 400,000 options at
                                    a price of $5.00 per share that will have a July 19, 2006 expiration date. The options can be exercised at any time after the rights offering, however, in the event the rights offering does not take place prior to July 19, 2003, the options will be terminated.

           Ability to Terminate:    JP Funds will only be able to terminate its
                                    commitment to invest up to $14 million in the event of a Childtime bankruptcy filing.

           Childtime Election:      Childtime must make the election to
                                    undertake the rights offering based on the terms herein within 30 days of closing of the Tutor Time transaction.